Exhibit 10.2

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 1, 2016, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including, without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK, a California corporation (“SVB”) (in such capacity, each a “Lender” and collectively, the “Lenders”), and HTG MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (“Borrower”).

Recitals

A. Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of August 22, 2014 as amended by that certain First Amendment to Loan and Security and Disbursement Letter by and among Borrower, Collateral Agent and Lenders dated as of August 4, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement to permit the financing of insurance premiums as more fully set forth herein.

C. Collateral Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13.1 (Definitions).  Clause (e) of the definition of “Permitted Indebtedness” is amended by deleting the reference to “Two Hundred Fifty Thousand Dollars ($250,000.00)” and substituting in lieu thereof “Three Hundred Fifty Thousand Dollars ($350,000.00)”.

2.2 Section 13.1 (Definitions).  The definition of “Permitted Indebtedness” is amended by deleting the “and” at the end of clause (g), renumbering clause (h) to be clause (i), and inserting a new clause (h) as follows:

(h) Indebtedness owing to finance companies incurred solely to finance deferred insurance premiums in the ordinary course of business; provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time; and

2.3 Section 13 (Definitions).  The definition of “Permitted Liens” is amended by deleting the “and” at the end of clause (l), renumbering clause (m) to be clause (n), and inserting a new clause (m) as follows:

(m) Liens in favor of finance companies granted solely to secure the financing of insurance premiums as permitted in clause (h) of the definition of Permitted Indebtedness, so long as such Liens attach only to amounts payable to Borrower under the applicable insurance policies; and

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not (a) contravene, conflict with, constitute a default under or violate any material Requirement of Law binding on or affecting Borrower, (b) constitute an event of default under any material agreement with a Person binding on Borrower or its property, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its property or assets may be bound or affected, or (d) conflict with the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment; and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT: OXFORD FINANCE LLC		BORROWER: HTG MOLECULAR DIAGNOSTICS, INC.

By:	/s/ Mark Davis	By:	/s/ Shaun McMeans
Name:	Mark Davis	Name:	Shaun McMeans
Title:	Vice President – Finance, Secretary & Treasurer	Title:	Chief Financial Officer

LENDERS: OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

SILICON VALLEY BANK

By:	/s/ Anthony Flores
Name:	Anthony Flores
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT]